UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 3, 2020

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01 Regulation FD Disclosure.

On June 3, 2020, WPX Energy, Inc. (the “Company” or “we”) announced that it commenced an underwritten public offering of $500 million of senior unsecured notes due 2028 (the “Offering”). The Company intends to use the net proceeds from the Offering and, if necessary, any other sources of available funds, which may include borrowings under its senior secured credit facility, to fund the purchase of up to $500 million aggregate purchase price of its outstanding 6.000% Senior Notes due 2022, 8.250% Senior Notes due 2023 and 5.250% Senior Notes due 2024 through cash tender offers. Any excess net proceeds will be used for general corporate purposes, which may include the repayment or redemption of outstanding indebtedness.

In connection with the Offering, the Company provided the following information:

Industry and Operational Update

Oil prices have deteriorated due to a softening of global demand caused by the COVID-19 (Coronavirus) pandemic and were highly volatile following actions of OPEC+ countries to relax or eliminate their production quotas and then agree to production quotas. Though we have put hedges in place that will largely protect our revenues in 2020, the duration and full impacts of the COVID-19 pandemic and any further actions by OPEC+ countries are unknown at this time. As further discussed below, we have taken steps to preserve liquidity, reduce our operating budget and curtail our near-term operations, but we can provide no assurance regarding the long-term impact of these developments on our business.

As a company, we continue to manage the business to preserve the value of our reserves and conserve our assets in light of the demand impacts of the COVID-19 pandemic. Along with others in the energy industry, we are impacted by fundamentals driven by the duration of the pandemic and the impact on the economy. We have managed the business effectively through the market’s downturns over the last several years and believe we are positioned to continue to do so, by leveraging our assets and implementing strategies.

In mid-March, we communicated a 25 percent reduction to our 2020 planned capital spending and have further reduced our planned capital spending estimate for all of 2020 to approximately $900 million to $1.2 billion. However, we will be reactive to current market conditions and may further reduce our capital spending. We plan to exit 2020 with six rigs comprised of five in the Delaware and one in the Williston. Our completions activity will be limited in 2020 which will result in an inventory of drilled uncompleted wells. The timing for completion of these wells is subject to multiple variables, including commodity prices which will drive operating results from these wells. We will continue to evaluate supply and demand fundamentals, as well as our ability to generate free cash flow and preserve our balance sheet, in determining when to complete these wells. We are also taking steps to reduce our gathering, processing and transportations expense along with our lease and facility operating costs. We also intend to reduce contractor services, workovers and equipment rentals, and renegotiate rates for ongoing services.

At the end of the first quarter of 2020, we were producing more than 150,000 barrels per day (net) of oil following the acquisition of Felix. We have since curtailed production driven by the collapse in oil prices. We shut-in approximately 30,000 bbl/d on a net basis in May, which represented about 45,000 bbl/d less in the market on a gross basis. With the recent recovery in oil prices, we have begun bringing these wells back online.

Our liquidity at March 31, 2020 totaled approximately $1.4 billion, reflecting amounts available under our Credit Facility and cash on hand. Our Credit Facility is presently subject to a $2.1 billion borrowing base with aggregate elected commitments of $1.5 billion and a maturity date of April 17, 2023. In April 2020, we completed the bank redetermination of borrowing base that was affirmed at $2.1 billion. Our next borrowing base redetermination date is October 2020.

For the remainder of 2020, we have 92,087 bbl/d of oil hedged with fixed price swaps at a weighted average price of $53.98 per barrel and 20,000 bbl/d with fixed price collars at a weighted average floor price of $53.33 per barrel. For 2021, we have 49,269 bbl/d of oil hedged with fixed price swaps at a weighted average price of $40.05 per barrel and 240,000 MMBtu/d of gas hedged with fixed price swaps at a weighted average price of $2.62 per MMBtu.

The information in this report is furnished and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

This report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; political or regulatory changes; and disruptions to general economic conditions, including disruptions attributable to pandemics such as the COVID-19 pandemic. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this report are made as of the date of this report. WPX Energy does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary

June 3, 2020